Exhibit 99.1

Dear Nora and Bill,

I am resigning as a board member and audit chair of PG&E, effective immediately, in relation to the upcoming emergence from bankruptcy, confirmation of the Chapter 11 Plan, and in conformance with the agreement with the Governor’s Office.

My resignation is further due to a disagreement with PG&E’s intended policy to carry out the Governor’s Office mandate for the Company to retain Filsinger Partners for a period of time post emergence.

It’s been a pleasure to serve on the board and I remain at your disposal.

Warm regards,

Dominique